                                                                    EXHIBIT 23.4

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

  As independent public accountants, we hereby consent to the incorporation by reference of our report dated February 1, 1996, in this Amendment No. 4 to Form S-4 Registration Statement of Data Processing Resources Corporation (Registration No. 333-61017), relating to the financial statements of ADD Consulting, Inc., appearing in the Form 8-K, as amended, of Data Processing Resources Corporation dated July 1, 1996, and to all references to our Firm included in this Registration Statement.

/s/ Arthur Andersen LLP

Omaha, Nebraska
November 12, 1998